                                                                   Exhibit 10.30

                     AMENDED AND RESTATED TRUST AGREEMENT
                     ------------------------------------


          AMENDED AND RESTATED TRUST AGREEMENT (the "Trust"), effective as of April 1, 1994, by and between Santa Fe Pacific Corporation, a Delaware corporation (the "Corporation"), and The Bank of New York, a New York banking corporation (the "Trustee").

          WHEREAS, the Corporation is or may become obligated under certain benefit plans and agreements to make payments to certain of its present and former employees, non-employee directors, and their designated beneficiaries under such plans and agreements (the "Executives"); and

          WHEREAS, the aforesaid obligations of the Corporation are not funded within the meaning of The Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or otherwise secured and the Corporation has agreed to assure that the future payment of amounts under such plans, policies, and agreements will be funded as provided herein and will not be improperly withheld in the event that a "Change in Control" of the Corporation (as defined herein) should occur; and

          WHEREAS, pursuant to a trust agreement (the "Trust Agreement") dated July 6, 1987 between the Corporation and Harris Trust & Savings Bank (the "Predecessor Trustee"), the Corporation established a trust to aid it in meeting such aforesaid obligations; and

          WHEREAS, the Corporation desires The Bank of New York to succeed the Predecessor Trustee pursuant to Section 5.02 of the Trust Agreement and The Bank of New York agrees to succeed the Predecessor Trustee as Trustee pursuant to the terms of the Trust Agreement as amended and restated as set forth herein (which such amended and restated Trust Agreement shall be referred to as the "Agreement"); and

          WHEREAS, for purposes of assuring that the payments of such obligation will not be improperly withheld, the Corporation deposited with the Predecessor Trustee, and shall as soon as practicable transfer to the Trustee, subject only to the claims of the Corporation's existing or future creditors, amounts of cash or marketable securities or insurance policy contracts as provided for in this Agreement to fund such payments as they may become due and payable; and

          WHEREAS, the plans subject to this Trust were established to provide benefits in excess of the benefits provided under the Corporation's qualified retirement plan or to provide compensation or deferred compensation to a select group of management or highly compensated employees and to directors and therefore are not believed or intended to be subject to Title I of ERISA (other than certain reporting and disclosure duties);

          NOW, THEREFORE, in consideration of the mutual agreements contained herein and for other good and valuable consideration, the parties hereto agree as follows:

                                   ARTICLE I

                                   THE PLANS
                                   ---------

          SECTION 1.01 Plans. The following Corporation plans (collectively referred to as the "Plans") are subject to this Trust:

          (a) The Santa Fe Pacific Corporation Supplemental Retirement Plan, which provides for supplemental retirement benefits for certain Executives (the "Supplemental Retirement Plan").

          (b) The Santa Fe Pacific Corporation Non-Employee Directors' Deferred Compensation Plan (the "Non-Employee Directors' Deferred Compensation Plan").

          (c) The Santa Fe Industries, Inc. Deferred Compensation Plan for Executive Incentive Compensation Plan Participants (the "Deferred Compensation Plan").

          (d) The Santa Fe Pacific Supplemental Deferred Compensation Plan.

          (e) Supplemental Retirement Agreement between Santa Fe Pacific Corporation and Mr. Bernard Goldman ("Goldman Agreement").

          (f) Agreement between Santa Fe Pacific Corporation and Mr. John J. Schmidt ("Schmidt Agreement").

          (g) The Santa Fe Pacific Corporation Directors' Retirement Policy.

          (h) Retirement Benefit Agreement between John P. DesBarres and Santa Fe Pacific Corporation dated April 11, 1988 ("DesBarres Agreement").

          (i) Retirement Benefit Agreement between Robert D. Krebs and Santa Fe Pacific Corporation, dated February 26, 1992 ("Krebs Agreement").

          The Corporation shall continue to be liable to the Executives to make all payments required under the terms of the Plans to the extent such payments have not been made pursuant to this Trust. Distributions made from the Trust to Executives in respect of the Plans pursuant to Section 4.02 hereof shall, to the extent of such distributions, satisfy the Corporation's obligation to pay benefits to such Executive under the Plans.

                                  ARTICLE II

                          TRUST AND THE TRUST CORPUS
                          --------------------------

          SECTION 2.01 Delivery of Funds.

          (a) Concurrently with the execution of this Trust or as soon thereafter as practicable, the Corporation or the Predecessor Trustee shall deliver to the Trustee to be held in trust hereunder the sum of one thousand dollars ($1,000) in cash and such other assets acceptable to the Trustee which shall be administered and disposed of by the Trustee as provided herein.

          (b) Not later than seven (7) days after the occurrence of a Potential Change in Control of the Corporation (as defined in Article III hereof), the Corporation to the extent not previously funded, shall deliver to the Trustee to be held in trust hereunder an additional amount of cash (or marketable securities having a fair market value equal to such amount, or some combination thereof) representing the sum of the amounts, determined as provided below, which will be sufficient to fund the Corporation's obligations to pay the Executives' benefits under the Plans, plus other such amounts as may be necessary for expenses and other costs of maintaining the Trust (collectively, the "Required Funding Amount"). The trustee shall vote all marketable securities delivered pursuant to this Section 2.01(b) as directed by the Corporation.

          (c) In the event of a Potential Change in Control of the Corporation, the Corporation shall, at six-month intervals commencing from the date of such Potential Change in Control, unless the Trust Corpus shall theretofor have been released pursuant to Article IV hereof, recalculate the Required Funding Amount as of the end of the month immediately preceding such six-month interval date treating the Potential Change in Control as having occurred at the end of such month. If the amount so calculated exceeds the fair market value of the assets then held in trust, the Corporation shall promptly (and in no event later than (7) seven days from the date of such six-month interval date) pay to the Trustee an amount in cash (or marketable securities or any combination thereof) equal to such excess. If the Required Funding Amount so calculated is less than the fair market value of the assets held in trust, the Trustee, upon receipt of a written request from the Corporation, shall distribute to the

Corporation such difference in cash; provided, however, that this sentence shall not apply after the occurrence of a Change in Control.

          (d) The Required Funding Amount shall be determined with respect to each of the Plans as follows:

               (i) Under the Supplemental Retirement Plan, in the case of Executives receiving benefits on the date of the Potential Change in Control, an amount equal to the present value, as calculated by the actuary hired by the Corporation prior to a Change in Control or the Trustee after a Change in Control, of future payments due, and in the case of all other participating Executives, the amount equal to the present value as calculated by the same actuary, that would become due at such Executives' requirement dates under the Santa Fe Pacific Corporation Retirement Plan (the "Retirement Plan"), using the actuarial life expectancies used under the Requirement Plan.

               (ii) Under the Non-Employee Directors' Deferred Compensation Plan, the Deferred Compensation plan, the Santa Fe Pacific Corporation Supplemental Deferred Compensation Plan, the Krebs Agreement, the Goldman Agreement, the DesBarres Agreement and under the Schmidt Agreement, the amounts deferred under such Plans and Agreements, and the earnings thereon.

               (iii) Under the Santa Fe Pacific Corporation Directors' Retirement Policy, an amount equal to the present value, as calculated by the actuary hired by the Corporation prior to a Change in Control or the Trustee after a Change in control, of future payments due or may become due at such Executive's retirement date.

          (e) The payment by the Corporation to the Trustee pursuant to Sections 2.01(b) and (c) hereof shall be accompanied by a schedule of the individual Executives for whose amounts such payment is being made, which schedule shall set forth the amounts delivered to the Trustee in request to each such Executive in respect of the Plans and a schedule of amounts delivered to the Trustee attributable to each Plan.

          SECTION 2.02 Trust Corpus.

          (a) As used herein, the term "Trust Corpus" shall mean the amounts delivered to the Trustee as described in Section 2.01(a) hereof plus all amounts delivered thereafter pursuant to Sections 2.01(b) and (c) hereof (and less such amounts distributed from the Trust pursuant to Sections 2.01(c), 4.01, 4.02 and 4.03 hereof or otherwise pursuant to the terms hereof), in whatever form held or invested as provided herein. The Trust Corpus shall be held, invested and reinvested by the Trustee in cash or marketable securities, shares of the Corporation's Common Stock, and life insurance policy contracts described in Section 2.02(b) hereof which shall be accepted as a contribution to the Trust from the Corporation or otherwise purchased, retained or sold by the Trustee only in accordance with the written direction of the Corporation, the Trustee shall use its good faith efforts to invest or reinvest from time to time all or such part of the Trust Corpus as it believes prudent under the circumstances (taking into account, among other things, anticipated cash requirements for the payment of benefits under the Plans) in either one or more of the following investments:

               (i) investments in direct obligations of the United States of America or agencies of the United States of America or obligations unconditionally and fully guaranteed as to principal and interest by the United States of America, in each case maturing within one (1) year or less from the date of acquisition; or

               (ii) investments in negotiable certificates of deposit (in each case maturing within one (1) year or less from the date of acquisition) issued by a commercial bank organized and existing under the laws of the United States of America or any state thereof having a combined capital and surplus of at least one billion dollars ($1,000,000,000);

provided that if investments in either one or both of (1) and (ii) above do not offer the short term liquidity necessary to meet the timing needs for return of excess Required Funding amounts, reimbursement of amounts paid to Executives out of corporate assets, or cash requirements for payments of benefits under the Plans to Executives, then the Trustee in accordance with guidelines as approved by the Corporation may invest in repurchase agreements or units of short-term collective investment fund established and operated by the Trustee in its fiduciary capacity; and provided further, however, that the Trustee shall not be liable for any failure to maximize the income earned on that portion of the Trust Corpus as is from time to time invested or reinvested as set forth above, nor for any loss of income due to liquidation of any investment which the Trustee, in its sole discretion, believes necessary to make payments or to reimburse expenses under the terms of this Trust;

          (b) Notwithstanding Section 2.02(a) hereof, the Trustee shall, at the written direction of the Corporation, accept as a contribution to the Trust from the Corporation or otherwise purchase, retain or sell those individual cash value insurance policy contracts specified by the Corporation which are on the lives of one or more of the Executives from mutual or stock life insurance companies organized and existing under the laws of the United States of America or any state thereof, and holding a rating of not less than "A" as designated by
A. M. Best Insurance Rating Service. The Trust shall be the owner of and beneficiary under such insurance policy contract. The issuer of such insurance policy contract is authorized to make payments to the Trustee, to act solely on the instructions of Trustee, and in every respect to deal solely on the instructions of Trustee as the absolute owner of such insurance policy contract.

               (i) Notwithstanding anything in this Agreement to the contrary, insurance policy contracts held in the Trust shall be dealt with in accordance with the provisions of this Section 2.02(b).

                    (1) The premiums on each insurance policy contract held in the Trust as may be due from time to time shall be paid from the general assets of the Corporation or shall be paid by the Trustee from the Trust Corpus upon the written direction of the Corporation to the Trustee. When the Corporation directs the Trustee to pay insurance policy contracts from the Trust Corpus, it shall simultaneously indicate to the Trustee the specific assets to be used and/or liquidated to pay the insurance policy contract premiums. The Trustee shall exercise its powers with respect to an insurance policy contract in accordance with the instructions of the Corporation. The Trustee will deliver a copy of any premium notice which it receives from the issuer of an insurance policy contract to the Corporation as soon as practicable after the receipt thereof.

                    (2) In the event that the Trustee actually receives written notice
               that an insurance policy contract lapses for any reason and notwithstanding any provisions herein to the contrary, the Trustee shall surrender such insurance policy contract to the issuer thereto in exchange for its cash surrender value. Any amounts received by the Trustee upon the surrender of an insurance policy contract shall become a part of the unallocated Trust.

                    (3) To the extent permitted by law, neither the Corporation nor the Trustee shall be liable for the refusal of any insurance company to issue, modify or convey any such insurance policy contract, to take any other action required by the Corporation or the Trustee, as the case may be, nor be liable for the form, genuineness, validity, sufficiency or effect of any such insurance policy contract, nor for the act of any person or persons that may render such contract null and void; nor for the failure of any issuer of any insurance policy contract to pay the proceeds and avails of such insurance policy contract as and when the same shall become due and payable; nor for any delay in payment resulting from any provision contained in any such insurance policy contract; nor for the fact that for any reason whatsoever any such insurance policy contract shall lapse or otherwise be uncollectible (including, without limitation, as a result of the failure of the Corporation to pay any premium when due). The Corporation hereby agrees to indemnify the Trustee and hold it harmless from and against any claim or liability which may be asserted against the Trustee by reason of its acting on any direction from the Corporation pursuant to this Section 2.02(b) or failing to act in the absence of any such direction with respect to any such insurance policy contract or the acquisition of any insurance policy contract or exercise or nonexercise of any right or option thereunder.

          (c) The Corporation represents to the Trustee that the Trust is intended to be a grantor trust within the meaning of Section 671 of the Internal Revenue Code of 1986, as thereafter amended (the "Code"), and the Trust Corpus to be treated as an asset of the Corporation pursuant to Sections 671 through 679 of the Code and except as hereinafter provided, all interest and other income earned on the investment of the Trust Corpus shall be the property of the Corporation and shall not constitute a part of the Trust Corpus. The interest and other income earned in any calendar year shall be paid over to the Corporation by the Trustee as promptly as practicable after the first recalculation date under Section 2.01(c) hereof occurring after the end of each calendar year except that interest, dividends, income, surrender or death proceeds arising from life insurance policy contracts shall remain in the Trust and not be paid to the Corporation except for the purposes of benefit payments to Executives under the Plans, as long as benefit payments remaining to be paid to any Executive. The amount of such interest or other income so payable to the Corporation shall be reduced by the amount required to be delivered by the Corporation to the Trustee under Section 2.01(c) and only the excess, if any, shall be paid to the Corporation.

          (d) All losses of income or principal in respect of, and expenses (including, as provided in Section 5.01(g) hereof, any expenses of the Trustee) charged against,t he Trust Corpus shall be for the account of the Corporation and the Corporation shall be obligated to promptly reimburse the Trust Corpus for any loss in principal amount of, or expenses charged against, the Trust Corpus except to the extent that such amounts have been applied to reduce amounts payable to the Corporation pursuant to Section 2.01(c) or 2.02(b) hereof.

                                  ARTICLE III

                               CHANGE IN CONTROL
                               -----------------

          SECTION 3.01 Definition of Potential Change in Control. For purposes of this Trust, a Potential Change in Control of the Corporation shall have occurred if (i) the Corporation or any successor or assign thereof enters into an agreement, the consummation of which would result in the occurrence of a Change in Control of the Corporation; (ii) any person (including the Corporation) publicly announces an intention to take or to consider taking actions which if consummated would constitute a Change in Control of the Corporation; (iii) any person (other than the Corporation) becomes the beneficial owner, directly or indirectly, of securities of the Corporation representing 9.5% or more of the combined voting power of the

Corporation's then outstanding securities; or (iv) the Board adopts a resolution to the effect that, for purposes of this Trust, a Potential Change in Control of the Corporation has occurred.

          SECTION 3.02 Definition of Change in Control. For purposes of this Trust, a Change in Control of the Corporation shall be deemed to have occurred if

               (i) any "person," as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") (other than the Corporation, any trustee or other fiduciary holding securities under an employee benefit plan of the Corporation, or any corporation owned, directly or indirectly, by the stockholders of the Corporation in substantially the same proportions as their ownership of stock of the Corporation), is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), director or indirectly, of securities of the Corporation representing 25% or more of the combined voting power of the Corporation's then outstanding securities;

               (ii) during any period of two consecutive years (not including any period prior to the execution of this Agreement), individuals who at the beginning of such period constitute the Board, and any new director (other than a director designated by a person who has entered into an agreement with the Corporation to effect a transaction described in clause (i), (iii) or (iv) of this Section) whose election by the Board or nomination for election by the Corporation's stockholders was approved by a vote of at lease two-thirds (2/3) of the directors at the beginning of the period or whose election or nomination for election was previously so approved (hereinafter referred to as "Continuing Directors"), cease for any reason to constitute at lease a majority thereof;

               (iii) The stockholders of the Corporation approve a merger or consolidation of the Corporation with any other corporation, other than (a) a merger or consolidation which would result in the voting securities of the Corporation outstanding immediately prior thereof continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than 80% of the combined voting power of the voting securities of the Corporation (or such surviving entity) outstanding immediately after such merger or consolidation or (b) a merger or consolidation effected to implement a recapitalization of the corporation (or similar transaction) in which no "person" (as hereinabove defined) acquires more than 25% of the combined voting power of the Corporation's then outstanding securities; or

               (iv) the stockholders of the Corporation adopt a plan of complete liquidation of the Corporation or approve an agreement for the sale or disposition by the Corporation of all or substantially all of the Corporation's assets. For purposes of this clause (4), the term "the sale or disposition by the Corporation of all or substantially all of the Corporation's assets" shall mean a sale or other disposition transaction or series of related transactions involving assets of the Corporation or of any direct or indirect subsidiary of the Corporation (including the stock of any direct or indirect subsidiary of the Corporation) in which the value of the assets or stock being sold or otherwise disposed of (as measured by the purchase price being paid therefor or by such other method as the Board of Directors of the Corporation determines is appropriate in a case where there is no readily ascertainable purchase price) constitutes more than two-thirds of the fair market value of the Corporation (as hereinafter defined). For purposes of the preceding sentence, the "fair market value of the Corporation" shall be the aggregate market value of the Corporation's outstanding common stock (on a fully diluted basis) plus the aggregate market value of the Corporation's other outstanding equity securities. The aggregate market value of the Corporation's common stock shall be determined by multiplying the number of shares of the Corporation's common stock (on a fully diluted basis) outstanding on the date of the execution and delivery of a definitive agreement with respect to the transaction or series of related transactions (the "Transaction Date") by the average closing price for the Corporation's common stock for the ten trading days immediately preceding the Transaction Date. The aggregate market value of any other equity securities of the Corporation shall be determined in a manner similar to that prescribed in the immediately preceding sentence for determining the aggregate market value of the Corporation's common stock or by such other method as the Board of Directors of the Corporation shall determine is appropriate.

          Section 13.03 Merger Transaction. Notwithstanding any other provision of this Trust to be contrary, in no event shall the Change in Control of a Class I railroad where the acquirer is, directly or indirectly, a Class I railroad or a holding company of a Class I railroad ("Merger Transaction"), or any events or transactions that form a part of, or are in furtherance of, the Merger Transaction (including, without limitation, any announcement of the Merger Transaction or the execution of any agreement in furtherance of the Merger Transaction) be treated as a "Change in Control" or "Potential Change in Control" for the purposes of this Trust.



          [Remainder of page intentionally left blank.]

                                  ARTICLE IV

                          RELEASE OF THE TRUST CORPUS
                          ---------------------------

          SECTION 4.01 Delivery to the Corporation.

          (a) In the event the Corporation delivers the Required Funding Amount to the Trustee upon a Potential Change in Control, unless the Corporation elects otherwise, such amount shall be returned to the Corporation six (6) months after delivery to the Trustee unless the Trustee is notified by the Corporation that a Change in Control shall have occurred during such six (6) month period; provided however, no assets which are invested under Section 2.02(b) shall be returned to the Corporation. Such six (6) month period shall begin again in the event of any subsequent Potential Change in Control occurring during such initial period. Notwithstanding the above, no Change in Control or Potential Change in Control shall be deemed to have occurred for purposes of this Agreement unless and until the Trustee receives actual notice from the Corporation or a Reliable Source, as defined in Section 7.06 hereof. The Corporation shall notify the Trustee of the occurrence of a Change in Control or Potential Change in Control. The Trustee may rely on such notices of such a change or potential change for all purposes under this Agreement.

          (b) In the event that the Corporation delivers the Required Funding Amount to the Trustee upon a Potential Change of Control but continues to pay benefits under the Plans to Executives prior to a Change in Control, then notwithstanding the provisions of Sections 4.02(a) and 6.01, the Corporation, by its authorized representative, may direct the Trustee to reimburse it for benefits under the Plans paid to Executives from Corporate assets.

          SECTION 4.02 Deliveries to Participants. The Trustee shall hold the Trust Corpus in its possession under the provisions of this Agreement until authorized to deliver the Trust Corpus or any specified portion thereof as follows:

          (a) The Corporation shall deliver to the Trustee, contemporaneously with the delivery of the Required Funding Amount to the Trustee pursuant to
Section 2.01(b) hereof, a schedule (the "Payment Schedule") indicating the amounts payable in respect of each Executive, or providing a formula or instructions acceptable to the Trustee for determining the amounts so payable (and, after a Change in Control, the Trustee may hire an actuary who shall be paid from the Trust Corpus to determine such amount), the form in which such amounts are to be paid (as provided for or available under the Plans) and the time of commencement for payment of such amounts. Notwithstanding the above, prior to a Change in Control, the Corporation shall hire an actuary who shall be paid from the Trust Corpus to determine the amount of benefits payable in respect of each executive. The Payment Schedule shall include instructions as to the amount of any interest or other income accruing under the Plans, and such instructions may be revised from time to time to the extent so provided under the plans. A modified Payment Schedule shall be delivered by the Corporation to the Trustee at each time that additional amounts are required to be paid by the Corporation to the Trustee (or refunded to the Corporation) under Section 2.01(b) hereof and upon the occurrence of any event, such as early retirement of an Executive, requiring a modification of the Payment Schedule. whenever the Corporation is required to deliver to the Trustee a Payment Schedule or a modified Payment Schedule, the Corporation shall also deliver at the same time to each Executive the respective portion of the payment Schedule or modified Payment Schedule that sets forth the amount payable to that Executive. Except as otherwise provided herein, the Trustee shall make payments to the Executives in accordance with such Payment Schedule.

          (b) In the event of the occurrence of a Change in Control, if an Executive reasonably believes that the Payment Schedule, as modified, does not properly reflect the amount payable to such Executive or the time or form of payment from the Trust Corpus in respect of the Plans, such Executive shall be entitled to deliver to the Trustee, in a form acceptable to it, written notice (the "Executive's Notice") setting forth payment instructions for the amount the Executive believes is due under the relevant terms of the Plans. The executive shall also deliver a copy of the Executive's Notice to the Corporation within three (3) business days of the delivery to the Trustee. Unless the Trustee receives written objection from the Corporation within ten (10) business days after receipt by the Trustee of such notice, the Trustee shall make the payment that has not already commenced or adjust the payment that has already commenced in accordance with the payment instructions set forth in the Executive's Notice.

          (c) The Trustee shall withhold from any payment due to an Executive hereunder the amount required by law to be so withheld under federal, state and local wage withholding requirements or otherwise, and shall pay over to the Corporation the amounts so withheld. As the Trustee's withholding agent, the Corporation on a timely basis, shall pay over to the appropriate government authority the amounts withheld. The Corporation shall also timely report to the appropriate government authority the amounts os paid and withheld. The Trustee and the Corporation shall jointly file a Department of Treasury Form 2678 confirming such agency appointment. The Trustee may rely conclusively on instructions from the Corporation as to any required withholding and shall be fully protected under Section 5.01(g) hereof in relying upon such instructions.

          (d) Except as otherwise provided herein, in the event of any final determination by the Internal Revenue Service or a court of competent jurisdiction, which determination is not appealable or the time for appeal or protest of which has expired, or the receipt by the Trustee of a substantially unqualified opinion of tax counsel selected by the Trustee, which determination determines, of which opinion opines, that the amounts held in the Trust are taxable to the Executive for Federal income tax purposes, the Trustee shall, on receipt of the Trustee of such opinion or notice of such determination, pay to each Executive the portion of the Trust Corpus includible in such Executive's federal gross income.

          SECTION 4.03 Deliveries to Creditors of the Corporation. It is the intent of the parties hereto that the Trust Corpus is and shall remain at all times subject to the claim of the general directors of the Corporation. Accordingly, the Corporation shall not create a security interest in the Trust Corpus in favor of the Executives or any creditor. If the Trustee receives the notice provided for in Section 4.05 hereof, or otherwise receives actual notice that the Corporation is insolvent or bankrupt as defined in Section 4.05 hereof, the Trustee shall make no further distributions of the Trust Corpus to any of the Executives but shall deliver the entire amount of the Trust Corpus only as a court of competent jurisdiction, or duly appointed receiver or other person authorized to act by such a court, may direct to make the Trust Corpus available to satisfy the claims of the Corporation's general creditors. The Trustee shall resume distribution of Trust Corpus to the Executives under the terms hereof, upon no less than thirty (30) days' advance notice to the Corporation, in the case of an adjudication of bankruptcy or insolvency pursuant to Section 4l05(i) hereof, upon its receipt of actual notice from a court of competent jurisdiction that the Corporation was not or no longer is bankrupt or insolvent and, in the case of an adjudication of insolvency pursuant to Section 4.05 (ii) hereof, upon receipt of a certified statement from the then regularly employed independent accountants for the Corporation that the Corporation was not or no longer is insolvent. Such notice shall be conclusive and binding upon the Corporation, the Executives, and all other parties.

          SECTION 4.04 Delivery to Successor Trustee. Notwithstanding any provision herein to the contrary, the corporation may transfer assets held under this Agreement for Executives employed by affiliated companies to a successor trust in which the affiliated company participates for the benefit of such Executive, to the extent of such affiliated companies' contributions to this Trust.

          SECTION 4.05 Notification of Bankruptcy or Insolvency. The Corporation, through its Board of Directors and Chief Executive Officer, shall advise the Trustee promptly in writing of the Corporation's bankruptcy or insolvency. The Corporation shall be deemed to be bankrupt or insolvent if the Trustee receives such notice from the Corporation or actual notice from a nationally recognized credit reporting agency or a Reliable Source of the occurrence of any of the following:

               (i) The Corporation shall make an assignment for the benefit of creditors, file a petition in bankruptcy, petition or apply to any tribunal for the appointment of a custodian, receiver, liquidator, sequestrator, or any trustee for it or a substantial part of its assets, or shall commence any case under any bankruptcy, reorganization, arrangement, readjustment or debt, dissolution, or liquidation law or statute of any jurisdiction (federal or state), whether now or hereafter in effect; or if there shall have been filed any such petition or application, or any such case shall have been commenced against it, in which na order for relief is entered or which remains undismissed; or the Corporation by any act or omission shall indicate its consent to, approval of or acquiescence in any such petition, application or case or order for relief or to the appointment of a custodian, receiver or any trustee for it or any substantial part of any of its property, or shall suffer any such custodianship, receivership, or trusteeship to continue undischarged; or

               (ii) The Corporation shall generally not pay its debts as such debts become due or shall cease to pay its debts in the ordinary course of business.

                                   ARTICLE V

                                    TRUSTEE
                                    -------
          SECTION 5.01. Trustee.

          (a) The duties and responsibilities of the Trustee shall be limited to those expressly set forth in this Trust, and no implied covenants or obligations shall be read into this Trust against the Trustee. The Trustee will be under no liability of obligation to anyone with respect to any failure on the part of the Corporation or an Executive to perform any of their respective obligations under the Plan. Nothing in this Agreement shall be construed as requiring the Trustee to make any payment in excess of the amounts held in the Trust Fund at the time of such payment or otherwise to risk its own funds.

          (b) If, pursuant to Section 3.02 hereof or otherwise, all or any part of the Trust Corpus is at any time attached, garnished, or levied upon by any court order, or in case the payment, assignment, transfer, conveyance or delivery of any such property shall be stayed or enjoined by any court order, or in case any order, judgment or decree shall be made or entered by a court affecting such property or any part thereof, then and in any of such events the Trustee shall rely upon and comply with any such order, writ, judgment or decree, and it shall not be liable to the Corporation (or any of its subsidiaries) or any Executive by reason or such compliance even though such order, writ, judgment or decree subsequently may be reversed, modified, annulled, set aside or vacated.

          (c) The Trustee shall maintain such books, records and accounts as may be necessary for the proper administration of the Trust Corpus, including without limitation, as provided in Section 2.01 hereof, and shall render to the Corporation, on or prior to each March 1 following the date of this Trust until the termination of this Trust (and on the date of such termination), an accounting with respect to the Trust Corpus as of the end of the then most recent calendar year (and as of the date of such termination). The Trustee shall not maintain individual bookkeeping accounts for Executives. Unless the Corporation or any Executive shall have filed with the Trustee written exceptions or objections to any such statement and account within one hundred eighty (180) days after receipt thereof, the Corporation or the Executive shall be deemed to have approved such statement and account, and in such case the Trustee shall be forever released and discharged with respect to all matters and things reported in such statement and account as though it had been settled by a decree of a court of competent jurisdiction in an action or proceeding to which the Corporation and the Executive.

          (d) The Trustee shall not be liable for any act taken or omitted to be taken hereunder if taken or omitted to be taken by it in good faith. The Trustee shall also be fully protected in relying upon any notice given hereunder which it in good faith believes to be genuine and executed and delivered in accordance with this Trust.

          (e) The Trustee may consult with legal counsel to be selected by it, and the Trustee shall not be liable for any action taken or suffered by it in accordance with the advise of such counsel.

          (f) The Trustee shall be reimbursed by the Corporation for its reasonable expenses incurred in connection with the performance of its duties hereunder and shall be paid fees for the performance of such duties as set forth in Schedule "A" and pursuant to paragraph (g) of this Section 5.01.

          (g) The Corporation agrees to indemnify and hold harmless the Trustee from and against any and all damages, losses, claims or expenses as incurred (including expenses of investigation and fees and disbursements of counsel to the Trustee and any taxes imposed on the Trust Corpus or income of the Trust) arising out of or in connection with the performance by the Trustee of its duties hereunder. Any amount payable to the Trustee under paragraph (f) of this
Section 5.01 or this paragraph (g) and not previously paid by the Corporation pursuant to Section 2.02(c) hereof shall be paid by the Corporation promptly upon demand therefor by the

Trustee or, if the Trustee so chooses in its sole discretion, from the Trust Corpus. In the event that payment is made hereunder to the Trustee from the Trust Corpus, the Trustee shall promptly notify the Corporation in writing of the amount of such payment. The Corporation agrees that, upon receipt of such notice, it will deliver to the Trustee to be held in the Trust an amount in cash (or in marketable securities or in some combinations thereof) equal to any payments made from the Trust Corpus to the Trustee pursuant to paragraph (f) of this Section 5.01 or this paragraph (g). The failure of the Corporation to transfer any such amount shall not in any way impair the Trustee's right to indemnification, reimbursement and payment pursuant to paragraph (f) of this
Section 5.01 or this paragraph (g).

          SECTION 5.02 Successor Trustee. The Trustee may resign and be discharged from its duties hereunder at any time by giving notice in writing of such resignation to the Corporation and each Executive specifying a date (not less than thirty (30) days after the giving of such notice) when such resignation shall take effect. Promptly after such notice, the Corporation (or, if a Change in Control shall previously have occurred, the Corporation and Executives having at least sixty-five percent (65%) of all amounts then held in the Trust credited to their accounts), shall appoint a successor trustee, such trustee to become Trustee hereunder upon the resignation date specified in such notice. If the Corporation and such Executives are unable to so agree upon a successor trustee within thirty (30) days after such notice, the Trustee shall be entitled, at the expense of the Corporation, to petition a United States District Court or any of the courts of the State of New York having jurisdiction to appoint its successor. The Trustee shall continue to serve until its successor accepts the Trust and receives delivery of the Trust Corpus. The Corporation (or, if a Change in Control shall previously have occurred, the Corporation and Executives having at lease sixty-five percent (65%) of all amounts then held in the Trust credited to their accounts) may at any time substitute a new trustee by giving fifteen (15) days notice thereof to the Trustee then acting. In the event of such removal or resignation, the Trustee shall duly file with the Corporation and, on and after a Change in Control, the Executives a written statement or statement of accounts and proceedings as provided in Section 5.01(c) hereof for the period since the last previous annual accounting of the Trust, and if written objection to such account are not filed as provided in
Section 5.01(c) hereof, the Trustee shall to the maximum extent permitted by applicable law be forever released and discharged from all liability and accountability with respect to the propriety of its acts and transactions shown in such account. The Trustee shall have the right to retain such amounts provided in Section 5.01(f) and (g) from the Trust Corpus before delivery to a successor Trustee. The Trustee and any successor thereto appointed hereunder shall be a commercial bank which is not an affiliate of the Corporation, but which is a national banking association or established under the laws of one of the states of the United States, and which has equity in excess of one hundred million dollars ($100,000,000).

                                  ARTICLE VI

                       TERMINATION, AMENDMENT AND WAIVER
                       ---------------------------------

          SECTION 6.01 Termination. This Trust shall be terminated upon the earliest to occur of the following events: (i) the exhaustion of the Trust Corpus; or (ii) the final payment of all amounts payable to all of the Executives pursuant to the Plans. Promptly upon termination of this Trust, any remaining portion of the Trust Corpus shall be paid to the Corporation.

          SECTION 6.02. Amendment and Waiver. Prior to the occurrence of a Change in Control, this Trust can be amended by an instrument in writing signed by the parties hereto. After the occurrence of a Change in Control, this Trust may not be amended by an instrument in writing signed by the parties hereto together with the written consent of Executives having at least sixty-five percent (65%) of all amounts then held in the Trust credited to their accounts. The parties hereto, together with the consent of Executives having at least sixty-five percent (65%) of all amounts then held in the Trust credited to their accounts, may at any time waive compliance with any of the agreements or conditions contained herein. Any agreement on the part of a party hereto or an Executive to any such waiver shall be valid if set forth in an instrument in writing signed on behalf of such party or Executive. Notwithstanding the foregoing, any such amendment or waiver may be made by written agreement of the parties hereto without obtaining the consent of the Executives if such amendment or waiver does not adversely affect the rights of the Executives hereunder. No such amendment or waiver relating to this Trust may be made with respect to a particular Executive unless such Executive has agreed in writing to such amendment or waiver.

                                  ARTICLE VII

                              GENERAL PROVISIONS
                              ------------------

          SECTION 7.01 Further Assurances. The Corporation shall, at any time and from time to time, upon the reasonable request of the Trustee, execute and deliver such further instruments and do such further acts as may be necessary or proper to effectuate the purposes of this Trust.

          SECTION 7.02 Certain Provisions Relating to this Trust.

          (a) This Trust set forth the entire understanding of the parties with respect to the subject matter hereof and supersedes any and all prior agreements, arrangements and understandings relating thereto. This Trust shall be binding upon and inure to the benefit of the parties and their respective successors and legal representatives.

          (b) This Trust shall be governed by and construed in accordance with the laws of the State of New York, other than and without reference to any provisions of such laws regarding choice of laws or conflict of laws.

          (c) In the event that any provision of this Trust or the application thereof to any person or circumstances shall be determined by a court of proper jurisdiction to be invalid or unenforceable to any extent, the remainder of this Trust, or the application of such provision to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby, and each provision of this Trust shall be valid and enforced to the fullest extent permitted by law.

          SECTION 7.03 Arbitration. Any dispute between the Executives and the Corporation or the Trustee as to the interpretation or application of the provisions of this Trust and amounts payable hereunder shall be determined exclusively by binding arbitration in New York, New York in accordance with the rules of the American Arbitration Association then in effect. Judgment may be entered on the arbitrator's award in any court of competent jurisdiction. All fees and expenses of such arbitration shall be paid by the Trustee and considered an expense of the Trust under Section 5.01 (g).

          SECTION 7.04 Notices. Any notice, report, demand or waiver required or permitted hereunder shall be in writing and shall be given personally or by prepaid registered or certified mail, return receipt requested, addressed as follows:

          If to the Corporation:

          Santa Fe Pacific Corporation
          224 South Michigan Avenue
          Chicago, Illinois  60604

          Attention:  Marsha K. Morgan, Secretary

          If to the Trustee:

          The Bank of New York
          Worldwide Master Trust/Master Custody Division
          One Wall Street, 12th Floor
          New York, New York  10286

          Attention:  Division Head

          If to an Executive, to the address of such Executive as listed next to his name on Schedule "B" hereto.

          A notice shall be deemed received upon the date of delivery if given personally or, if given by mail, upon the receipt thereof.

          SECTION 7.05 Trust Beneficiaries. Each Executive is an intended beneficiary under this Trust, and after a Change in Control shall be entitled to enforce all terms and provisions hereof with the same force and effect as if such person had been a party hereto. Prior to a Change in Control only the Corporation and the Trustee shall be entitled to enforce the terms and provisions hereof.

          SECTION 7.06 Reliable Source. For purposes of this Agreement, a "Reliable Source" shall mean (i) a report filed with the Securities and Exchange Commission, or (ii) a public statement issued by the Corporation, or a periodical of general and national circulation including, without limitation, The New York Times or The Wall Street Journal.

          IN WITNESS WHEREOF, the parties have executed this Trust effective as of the date first written above.
                                           SANTA FE PACIFIC CORPORATION



                                           By:
                                              -------------------------------
                                                Name:
                                                Title:


                                           THE BANK OF NEW YORK


                                           By:
                                              -------------------------------
                                                Name:
                                                Title:

STATE OF ILLINOIS   )
                           : ss.:
COUNTY OF COOK      )


          On the 19th day of May, 1994, before me personally came Denis E. Springer, to me know, who, being by me duly sworn, did depose and say that he resides at 1700 East Golf Road, Schaumburg, that he is Sr. Vice President & CFO of SANTA FE PACIFIC CORPORATION, the corporation described in and which executed the foregoing instrument; that he knows the seal of said corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed by authority of the By-laws of said corporation, and that he signed his name thereto by like order.


                                           ------------------------------


STATE OF NEW YORK    )
                           : ss.:
COUNTY OF NEW YORK   )


          On the 29th day of June, 1994, before me personally came John V. Stenerson, to me know, who, being by me duly sworn, did depose and say that he resides at One Wall Street, that he is a Vice President of THE BANK OF NEW YORK, the corporation described in and which executed the foregoing instrument; that he knows the seal of said corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed by order of the Board of Directors of said corporation, and that he signed his name thereto by like order.



                                           ------------------------------